                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 BALL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                     LOGO

                               BALL CORPORATION
                 345 SOUTH HIGH STREET, MUNCIE, INDIANA 47305

                                  -----------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD WEDNESDAY, APRIL 23, 1997

                                  -----------

  The Annual Meeting of Shareholders of Ball Corporation will be held in the auditorium at the Corporation's offices, 345 South High Street, Muncie, Indiana, on Wednesday, April 23, 1997, at 9:00 a.m. (EST) for the following purposes:

  1. To elect four directors for three-year terms expiring at the Annual Meeting of Shareholders to be held in 2000;

  2. To ratify the appointment of the firm of Price Waterhouse LLP as independent public accountants for 1997;

  3. To act on a proposal to approve the 1997 Stock Incentive Plan; and

  4. To transact any other business as properly may come before the meeting.

  Only holders of Common Stock of record at the close of business March 3, 1997, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

  A Proxy Statement appears on the following pages. A copy of the Annual Report for 1996 is being mailed to you with this Notice of Annual Meeting of Shareholders and Proxy Statement.

                                                       By Order of the Board
                                                       of Directors

                                                        Elizabeth A. Overmyer
                                                         Corporate Secretary

March 17, 1997
Muncie, Indiana

                            YOUR VOTE IS IMPORTANT.

  YOU ARE URGED TO DATE, SIGN AND RETURN PROMPTLY YOUR PROXY IN THE ENCLOSED
                                   ENVELOPE.

                             ---------------------

   It will help us in planning the Annual Meeting if you will fill out and mail the enclosed card if you plan to attend. Check-in begins at 8:00 a.m., and the meeting will start promptly at 9:00 a.m.

                               BALL CORPORATION
                 345 SOUTH HIGH STREET, MUNCIE, INDIANA 47305

                                  -----------

                                PROXY STATEMENT
                                MARCH 17, 1997

                                  -----------

                        ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD WEDNESDAY, APRIL 23, 1997

                                  -----------

To Shareholders of Ball Corporation:

  This Proxy Statement and the accompanying proxy card are furnished to shareholders in connection with the solicitation by the Board of Directors of Ball Corporation of proxies to be voted at the Annual Meeting of Shareholders to be held April 23, 1997, for the purposes stated in the accompanying notice of the meeting.

  A shareholder of the Corporation who has executed and returned a proxy may revoke it at any time before it is voted, but only by executing and returning to the Corporate Secretary at 345 South High Street, Muncie, IN 47305, a proxy bearing a later date, by giving written notice of revocation to the Corporate Secretary, or by attending the meeting and voting in person. Attendance at the meeting does not, by itself, revoke a proxy.

                 VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

  At the close of business on March 3, 1997, there were outstanding and entitled to vote 30,547,685 shares of Common Stock (including the associated preferred stock purchase rights under the Rights Agreement dated as of January 24, 1996, between the Corporation and The First National Bank of Chicago). Each share of Common Stock is entitled to one vote. Shareholders do not have cumulative voting rights with respect to the election of directors. The Corporation-related descendants of the five founding Ball brothers, the Corporation's directors, and its officers and employees (active and retired) currently own approximately 24 percent of the outstanding Common Stock of Ball Corporation, which represents approximately 22 percent of the total share vote. Voting Preferred Stock issued pursuant to the Corporation's Employee Stock Ownership Plan, adopted in May 1989, totals approximately 6 percent additional share votes. This results in a total holding by Corporation-related interests of approximately 28 percent of the total share vote.

  Based on Schedule 13G filings received to date, the following table indicates the only beneficial owners of more than 5 percent of the Corporation's outstanding Common Stock:

      TITLE                                               SHARES                PERCENT
        OF           NAME AND ADDRESS OF               BENEFICIALLY               OF
      CLASS            BENEFICIAL OWNER                    OWNED                 CLASS
      ------       ------------------------           ---------------           -------
      Common       Reich & Tang Asset                 1,752,987                  5.74
                    Management L.P.                   (shared voting
                   600 Fifth Avenue                   and dispositive
                   New York, New York 10020           power)

  The following table lists the beneficial ownership, as of the close of business on March 3, 1997, of Common Stock of the Corporation, of director nominees, continuing directors, the Chief Executive Officer and the four other most highly compensated executive officers and, as a group, of such persons and other executive officers. Unless otherwise noted, the beneficial owner has sole voting and investment power.

      TITLE                                             SHARES
        OF                   NAME OF                 BENEFICIALLY
      CLASS              BENEFICIAL OWNER              OWNED(1)     PERCENT OF CLASS
      ------             ----------------            ------------   ----------------
      Common  Frank A. Bracken                          497,234(2)        1.63
      Common  Howard M. Dean                              3,250(3)         .01
      Common  Duane E. Emerson                           83,220(4)         .27
      Common  John T. Hackett                             2,000            .01
      Common  Donovan B. Hicks                           66,383(5)         .22
      Common  R. David Hoover                            83,630(6)         .27
      Common  John F. Lehman                              5,000            .02
      Common  George McFadden                           158,000(7)         .52
      Common  Ruel C. Mercure, Jr.                       11,000            .04
      Common  Jan Nicholson                               8,000            .03
      Common  David B. Sheldon                           80,440(8)         .26
      Common  George A. Sissel                          170,260(9)         .56
      Common  William P. Stiritz                          4,000            .01
      Common  All of the above and present executive
               officers as a group (18)               1,283,503           4.20

(Footnotes)
1. Full voting and dispositive power, unless otherwise noted.
2. Includes 236,518 shares held in trust for another family member for which Mr. Bracken, as co-trustee, has sole voting and shared investment power, and 6,220 shares owned by his wife, as to which he disclaims beneficial ownership.
3. Includes 250 shares owned by Mr. Dean's wife, as to which he disclaims beneficial ownership.
4. Includes 5,683 shares owned by Mr. Emerson's wife, as to which he disclaims beneficial ownership, and 51,339 shares which he may acquire during the next 60 days upon the exercise of stock options. Mr. Emerson retired as an officer effective January 31, 1997.
5. Includes 8,500 shares owned by Mr. Hicks' wife, as to which he disclaims beneficial ownership, and 40,093 shares which he may acquire during the next 60 days upon the exercise of stock options. Mr. Hicks retired effective December 31, 1996.
6. Includes 1,327 shares held by Mr. Hoover's wife and 613 shares held by Mr. Hoover's wife as custodian for their son, all as to which he disclaims beneficial ownership, and 66,006 shares which he may acquire during the next 60 days upon the exercise of stock options.
7. Includes 120,000 shares held in family trusts for which Mr. McFadden, as co-trustee, has shared voting and investment power, and 37,000 shares owned by his wife, as to which he disclaims beneficial ownership.
8. Includes 5,000 shares owned by Mr. Sheldon's wife, as to which he disclaims beneficial ownership, and 69,508 shares which he may acquire during the next 60 days upon the exercise of stock options. Mr. Sheldon retired effective February 28, 1997.
9. Includes 10,000 shares owned by Mr. Sissel's wife, as to which he disclaims beneficial ownership, and 138,678 shares which he may acquire during the next 60 days upon the exercise of stock options.

                             ELECTION OF DIRECTORS

  At their 1985 Annual Meeting, the shareholders adopted the Amended Articles of Incorporation of Ball Corporation, dividing the Board into three classes, as nearly equal in number as possible, with directors serving staggered three-year terms. On April 23, 1997, four persons are to be elected to serve as directors until 2000, or, in each case until his respective successor is elected and qualified. Unless otherwise instructed on the proxy card, the persons named in the accompanying proxy intend to vote for nominees Howard M. Dean, John T. Hackett, R. David Hoover and Jan Nicholson to hold office as directors of the Corporation until the 2000 Annual Meeting of Shareholders, or, in each case until his respective successor is elected and qualified. All nominees have consented to be named as candidates in the Proxy Statement and have agreed to serve if elected. If, for any reason, any of the nominees becomes unavailable for election, the shares represented by proxies will be voted for any substitute nominee or nominees designated by the Board of Directors. The Board has no reason to believe that any of the nominees will be unable to serve.

  All directors in Class I and two of the directors in Class II, whose terms have not expired, were previously elected by the shareholders. Mr. Mercure was elected by the Board of Directors to serve as a director beginning September 25, 1996. Howard M. Dean, John T. Hackett and Jan Nicholson, three of the director nominees for Class III, were previously elected by the shareholders. The other nominee for Class III, R. David Hoover, was elected by the Board of Directors to serve as a director beginning October 23, 1996, and to stand for reelection by the shareholders on April 23, 1997.

  In accordance with Indiana Business Corporation Law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Abstentions and broker nonvotes are considered neither votes "for" nor "against." Proxies may not be voted for a greater number of persons than the four nominees named.

  Set forth for each director nominee in Class III and for each continuing director in Classes I and II are his principal occupation and employment during the past five years, the period during which he has served as a director and certain other information.

                  DIRECTOR NOMINEES AND CONTINUING DIRECTORS

To Be Elected for a Term of Three Years Until the 2000 Annual Meeting (Class
III)

                    Chairman of the Board and     Director since 1984. Member,
                    Chief Executive Officer,      Executive, Human Resources
                    Dean Foods Company,           and Nominating Committees.
                    Franklin Park, Illinois,
                    since January 1989; Presi-
                    dent and Chief Executive
                    Officer, 1987 to 1989. Age
                    59.

                                                  Mr. Dean is a director of
                                                  Dean Foods Company, Franklin
                                                  Park, Illinois; Nalco Chemi-
                                                  cal Company, Naperville, Il-
                                                  linois; and Yellow Corpora-
                                                  tion, Overland Park, Kansas.


LOGO
  HOWARD M. DEAN

                    Managing General Partner,     Director since 1994. Member,
                    CID Equity Partners, Indi-    Executive, Human Resources
                    anapolis, Indiana, since      and Nominating Committees.
                    1991; Vice President of
                    Finance and Administra-
                    tion, Indiana University,
                    Bloomington, Indiana, 1989
                    to 1991. Prior to 1989,
                    he served as Executive
                    Vice President, Chief Fi-
                    nancial Officer and Direc-
                    tor of Cummins Engine Com-
                    pany, Columbus, Indiana.
                    Age 64.

                                                  Mr. Hackett is a director of
                                                  Irwin Financial Corporation,
                                                  Columbus, Indiana; Meridian
                                                  Insurance Group, Inc., Indi-
                                                  anapolis, Indiana; and Wa-
                                                  bash National Corp., Lafay-
                                                  ette, Indiana.


LOGO
 JOHN T. HACKETT

                    Executive Vice President,     Director since October 1996.
                    Chief Financial Officer       Member, Finance Committee.
                    and Treasurer, Ball Corpo-
                    ration, since April 1996;
                    Executive Vice President
                    and Chief Financial Offi-
                    cer, July 1995 to April
                    1996; Senior Vice Presi-
                    dent and Chief Financial
                    Officer, August 1992 to
                    July 1995; Vice President
                    and Treasurer, September
                    1988 to August 1992; vari-
                    ous financial positions
                    since 1970. Age 51.

                                                  Mr. Hoover is a director of
                                                  ANB Corporation, Muncie, In-
                                                  diana, and Datum, Inc., Ir-
                                                  vine, California.


LOGO
 R. DAVID HOOVER

                    Managing Director of Capi-    Director since 1994. Member,
                    tal Markets Assurance Cor-    Audit and Finance Commit-
                    poration (CapMAC), New        tees.
                    York, New York, since May
                    1994; Vice President and
                    Manager of Northeast
                    Department for Citicorp
                    Real Estate, New York, New
                    York, 1990 to 1994. Age
                    51.

                                                  Ms. Nicholson is a director
                                                  of Rubbermaid Incorporated,
                                                  Wooster, Ohio.


LOGO
  JAN NICHOLSON

To Continue in Office Until the 1998 Annual Meeting (Class I)

                    Of Counsel, Bingham Sum-      Director since 1995. Member,
                    mers Welsh & Spilman, At-     Audit, Executive and Nomi-
                    torneys at Law, Indianapo-    nating Committees.
                    lis, Indiana, since June
                    1994; Deputy Secretary,
                    U.S. Department of the In-
                    terior, 1989 to 1993;
                    Chairman of the Board,
                    Ball-InCon Glass Packaging
                    Corp., 1987 to 1989. Vari-
                    ous corporate positions,
                    1972 to 1987. Age 62.

                                                  Mr. Bracken is a director of
                                                  First Merchants Corporation,
                                                  Muncie, Indiana.


LOGO
 FRANK A. BRACKEN

                    Chairman, J. F. Lehman &      Director since 1987. Member,
                    Company, New York, New        Finance, Human Resources and
                    York, since November 1990;    Nominating Committees.
                    Chairman of the Board,
                    Sperry Marine Inc., Char-
                    lottesville, Virginia, No-
                    vember 1993 to May 1996;
                    Managing Director, Invest-
                    ment Banking Division,
                    PaineWebber Inc., New
                    York, New York, January
                    1988 to November 1990;
                    Secretary of the Navy,
                    Washington, D.C., from
                    February 1981 to April
                    1987. Age 54.


LOGO
  JOHN F. LEHMAN

                    Chairman, President and       Director since 1995. Member,
                    Chief Executive Officer,      Executive Committee.
                    Ball Corporation, since
                    April 1996; President and
                    Chief Executive Officer,
                    April 1995 to April 1996;
                    Acting President and Chief
                    Executive Officer, May
                    1994 to April 1995; Senior
                    Vice President, Corporate
                    Affairs; Corporate Secre-
                    tary and General Counsel
                    1993 to 1995; Senior Vice
                    President, Corporate Sec-
                    retary and General Coun-
                    sel, 1987 to 1993; Vice
                    President, Corporate Sec-
                    retary and General Coun-
                    sel, 1981 to 1987; various
                    corporate positions, 1970
                    to 1981. Age 60.

                                                  Mr. Sissel is a director of
                                                  First Merchants Corporation,
                                                  Muncie, Indiana.


LOGO
 GEORGE A. SISSEL

To Continue in Office Until the 1999 Annual Meeting (Class II)

                    General Partner, McFadden     Director since April 1996.
                    Brothers, New York, New       Member, Audit and Finance
                    York, since 1978. Age 56.     Committees.

                                                  Mr. McFadden is a director
                                                  of Triangle Pharmaceuticals,
                                                  Inc., Durham, North
                                                  Carolina.


LOGO
 GEORGE MCFADDEN

                    Chairman, WITI Corpora-       Director since September
                    tion, Boulder, Colorado,      1996. Member, Audit and Fi-
                    since 1991; Member of the     nance Committees.
                    faculty, University of
                    Colorado, 1988 to 1996;
                    Owner, Colorado Venture
                    Management, 1980 to 1988;
                    various executive aero-
                    space positions, Ball Cor-
                    poration, 1956 to 1980.
                    Age 65.

                                                  Mr. Mercure is a director of
                                                  Applied Magnetics Corp.,
                                                  Goleta, California, and IMEX
                                                  Medical Systems, Inc., Gold-
                                                  en, Colorado.


LOGO
 RUEL C. MERCURE,
       JR.

                    Chairman, President and       Director since 1983. Member,
                    Chief Executive Officer,      Audit, Human Resources and
                    Ralston Purina Company,       Nominating Committees.
                    St. Louis, Missouri, since
                    January 1982. Age 62.

                                                  Mr. Stiritz is a director of
                                                  Ralston Purina Company, An-
                                                  gelica Corp., Ralcorp Hold-
                                                  ings, Inc., Reinsurance
                                                  Group of America, Inc., and
                                                  May Department Stores Co.,
                                                  all of St. Louis, Missouri,
                                                  and Interstate Bakeries Cor-
                                                  poration, Kansas City, Mis-
                                                  souri.


LOGO
    WILLIAM P.
     STIRITZ

                        CERTAIN COMMITTEES OF THE BOARD

  Among the standing committees of the Board of Directors are the Audit, Nominating and Human Resources Committees.

Audit Committee:

  The duties of the Audit Committee are: (a) recommend for nomination by the Board of Directors the independent certified public accountants who shall conduct the annual audit of the Corporation; (b) provide assistance to the Board of Directors in fulfilling its fiduciary responsibilities relating to corporate accounting and reporting practices, including review by the Committee of accounting policies, financial statements, annual audit procedures and results, and general financial disclosure procedures; (c) maintain, through regularly scheduled meetings as well as informal conferences, a direct line of communication with the independent accountants to provide for exchanges of views and information; and (d) review the continuing effectiveness of the Corporation's accounting and operating conflicts of interest policies. Current members of the Audit Committee, none of whom are employees of the Corporation, are Messrs. Stiritz (Chairman), Bracken, McFadden and Mercure, and Ms. Nicholson. The Audit Committee met three times during 1996.

Nominating Committee:

  The duties of the Nominating Committee are: (a) develop and maintain a list of qualified candidates to fill vacancies on the Board and aid in attracting qualified candidates to the Board; (b) recommend to the Board candidates to fill any vacancies on the Board; (c) recommend to the Board annually a slate of directors to be elected by the shareholders at the Annual Meeting and recommend to the Board the inclusion of the slate in the Proxy Statement; and
(d) recommend the compensation for services as director to be paid to non-management directors. Current members of the Nominating Committee are Messrs. Bracken (Chairman), Dean, Hackett, Lehman and Stiritz. The Nominating Committee met twice during 1996. The Nominating Committee will consider nominees recommended by shareholders. Any such recommendation should be in writing and addressed to the Corporate Secretary, Ball Corporation, 345 South High Street, Muncie, IN 47305.

Human Resources Committee:

  The duties of the Human Resources Committee are: (a) approve the salaries of all elected corporate officers and other employees of the Corporation, as the Board of Directors may determine and direct from time to time; (b) approve the Corporation's schedule of salary ranges and grades for all salaried employees;
(c) approve the Corporation's schedule for approval signatures to be required for salary and employee status changes; (d) approve the Corporation's incentive compensation program, including its design, participation basis and participation rates, as they apply to all elected corporate officers and other employees of the Corporation as the Board of Directors may determine and direct from time to time; (e) approve major salaried benefit plans, changes, plan additions, terminations, and discontinuations; (f) direct the administration of the Corporation's various stock option plans, stock appreciation rights plans, the restricted stock plans and deferred compensation plans, in accordance with such plans; (g) designate from time to time those officers and other key employees of the Corporation and its subsidiaries to whom option and/or restricted stock awards are to be granted and approve the number of shares to be optioned and/or granted from time to time to any individual; and (h) perform such other functions with respect to employee compensation as may be requested by the Board of Directors. Current members of the Human Resources Committee are Messrs. Dean (Chairman), Hackett, Lehman and Stiritz. The Human Resources Committee met four times during 1996.

                                BOARD MEETINGS

  The Board of Directors held eight meetings during 1996. No director attended less than 75 percent of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he served.

                             SHAREHOLDER PROPOSALS

  Proposals of shareholders intended to be presented at the April 22, 1998, Annual Meeting must be in writing and received by the Corporate Secretary at the Corporation's principal executive offices, 345 South High Street, Muncie, IN 47305, by November 17, 1997, for inclusion in the Corporation's 1998 Proxy Statement.

                            EXECUTIVE COMPENSATION

  The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Corporation of the Chief Executive Officer and each of the next four most highly compensated executive officers of the Corporation (the Named Executive Officers) in office on December 31, 1996:

                          SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                 ANNUAL COMPENSATION                COMPENSATION
                           ------------------------------------ ---------------------
                                                                RESTRICTED SECURITIES  ALL OTHER
 NAME AND PRINCIPAL                                OTHER ANNUAL   STOCK    UNDERLYING   COMPEN-
      POSITION        YEAR  SALARY  BONUS(/1/)     COMPENSATION   AWARDS    OPTIONS   SATION(/2/)
 -------------------  ---- -------- ----------     ------------ ---------- ---------- -----------
 George A. Sissel     1996 $550,000  $151,948                               100,000    $114,323
  Chairman,           1995  440,496   391,409                                25,000     104,809
  President and
  Chief Executive     1994  258,000   408,070                                23,000      55,279
  Officer(/3/)
 Donovan B. Hicks     1996  218,181   347,465(/4/)                           10,000      57,992
  Group Vice          1995  205,710   315,746                                 8,000      49,735
  President; CEO,
  Ball Aerospace &    1994  195,000   296,966                                 8,000      51,901
  Technologies Corp.
 R. David Hoover      1996  257,876    73,108                                40,000     107,217
  Executive Vice      1995  207,749   189,761                                 8,000      57,093
  President,
  Chief Financial     1994  160,000   225,160                    $131,875     8,000      44,936
  Officer and
  Treasurer
 David B. Sheldon     1996  257,576    22,792                                40,000     100,834
  Executive Vice      1995  229,000   177,075                                 8,000      79,867
  President
                      1994  181,500   277,350                                 8,000      47,836
 Duane E. Emerson     1996  200,640    58,954                                30,000      49,158
  Senior Vice         1995  182,320   170,504                                 8,000      38,722
  President and
  Chief               1994  168,500   237,122                     131,875     8,000      39,507
  Administrative
  Officer

-------------------
(1) As noted in the Report of the Human Resources Committee, Ball Corporation uses the term Incentive Compensation rather than Bonus. Also noted in the Report of the Human Resources Committee is the performance level of the Corporation and each of the operating groups in relation to incentive targets and the resulting impact on the "bonus" amounts shown above.
(2) The amounts shown in the All Other Compensation column for 1996 consist of the following:
  Mr. Sissel--above-market interest on deferred compensation account, $46,853; company contribution to Employee Stock Ownership Plan, $1,331; Supplemental Long-Term Disability premium, $2,300; compensation attributable to the split-dollar life insurance program, $63,839.
  Mr. Hicks--above-market interest on deferred compensation account, $32,496; company contribution to Employee Stock Ownership Plan, $1,331; Supplemental Long-Term Disability premium, $2,300; compensation attributable to the split-dollar life insurance program, $21,865.
  Mr. Hoover--above-market interest on deferred compensation account, $10,355; company contribution to Employee Stock Ownership Plan, $1,331; Supplemental Long-Term Disability premium, $2,300; compensation attributable to the split-dollar life insurance program, $93,231.
  Mr. Sheldon--above-market interest on deferred compensation account, $15,191; company contribution to Employee Stock Ownership Plan, $1,331; company contribution to Employee Stock Purchase Plan, $92; Supplemental Long-Term Disability premium, $2,300; compensation attributable to the split-dollar life insurance program, $81,920.
  Mr. Emerson--above-market interest on deferred compensation account, $28,371; company contribution to Employee Stock Ownership Plan, $1,331; Supplemental Long-Term Disability premium, $2,300; compensation attributable to the split-dollar life insurance program, $17,156.
(3) Mr. Sissel--on April 26, 1995, was elected President and Chief Executive Officer, and on April 24, 1996, was elected to the additional position of Chairman of the Board of Directors.
(4) Mr. Hicks' bonus amount in 1996 includes an Aerospace Retention Agreement Bonus in the amount of $80,000.

LONG-TERM INCENTIVE COMPENSATION

STOCK OPTION GRANTS AND EXERCISES

  The following tables present certain information for the Named Executive Officers relating to stock option grants and exercises during 1996 and, in addition, information relating to the valuation of unexercised stock options:

                          STOCK OPTION GRANTS IN 1996

                                             PERCENTAGE OF TOTAL
                                               OPTIONS GRANTED    EXERCISE              GRANT DATE
                                     OPTIONS    TO EMPLOYEES        PRICE    EXPIRATION  PRESENT
      NAME                           GRANTED   IN FISCAL 1996    (PER SHARE)    DATE    VALUE(/3/)
      ----                           ------- ------------------- ----------- ---------- ----------
George A. Sissel........ Tier A(/1/) 25,000          4.22          $24.375    07/23/06   $216,750
                         Tier B(/2/) 75,000         12.67           24.375    07/23/06    642,000
Donovan B. Hicks........ Tier A(/1/) 10,000          1.69           24.375    07/23/06     86,700
R. David Hoover......... Tier A(/1/) 10,000          1.69           24.375    07/23/06     86,700
                         Tier B(/2/) 30,000          5.07           24.375    07/23/06    256,800
David B. Sheldon........ Tier A(/1/) 10,000          1.69           24.375    07/23/06     86,700
                         Tier B(/2/) 30,000          5.07           24.375    07/23/06    256,800
Duane E. Emerson........ Tier A(/1/) 10,000          1.69           24.375    07/23/06     86,700
                         Tier B(/2/) 20,000          3.38           24.375    07/23/06    171,200

-------------------
(1) Tier A options were granted July 23, 1996, and are exercisable beginning one year after grant and each year thereafter in 25 percent increments.
(2) Tier B options were granted July 23, 1996, and are exercisable after the Corporation's stock has closed for ten consecutive trading days on the New York Stock Exchange Composite Listing at or above $50 per share.
(3) Tier A options have an estimated weighted fair value, at date of grant, of $8.67 per share based on the Black-Scholes option pricing model adapted for use in valuing compensatory stock options under Statement of Financial Accounting Standards No. 123. Under the same methodology, Tier B options have an estimated fair value, at date of grant, of $8.56 per share. Values under the Black-Scholes model were estimated using the following weighted average assumptions: expected volatility of 24.26 percent; risk-free interest rate of 6.77 percent; expected life of 6.96 years; dividend yield of 2.33 percent; and no adjustment for risk of forfeiture. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. Consequently, there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

                   AGGREGATED STOCK OPTION EXERCISES IN 1996
                       AND FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF           VALUE OF UNEXERCISED
                                                 UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                           SHARES             HELD AT DECEMBER 31, 1996 AT DECEMBER 31, 1996(/1/)
                          ACQUIRED    VALUE   ------------------------- -------------------------
      NAME               ON EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
      ----               ----------- -------- ----------- ------------- ----------- -------------
George A. Sissel........     -0-       -0-      129,178      56,500      $186,794      $46,875
Donovan B. Hicks........     -0-       -0-       40,093         -0-        56,018          -0-
R. David Hoover.........     -0-       -0-       60,756      21,250        89,311       18,750
David B. Sheldon........     -0-       -0-       64,258      21,250        87,455       18,750
Duane E. Emerson........     -0-       -0-       46,089      21,250        46,742       18,750

-------------------
(1) Based on the closing price on the New York Stock Exchange--Composite Transactions of the Corporation's Common Stock on December 31, 1996, of $26.25.

LONG-TERM CASH INCENTIVE

  The following table presents information for the Named Executive Officers concerning the Long-Term Cash Incentive Plan and, in addition, information relating to the estimated future payouts.

           LONG-TERM CASH INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR
                         (AS AMENDED OCTOBER 23, 1996)

                                                          ESTIMATED FUTURE
                                       PERFORMANCE          PAYOUTS(/2/)
                          NUMBER OF   PERIOD UNTIL   ---------------------------
NAME                      UNITS(/1/)   MATURATION    THRESHOLD  TARGET  MAXIMUM
----                      ---------- --------------- --------- -------- --------
George A. Sissel.........      0     1/1/95-12/31/97 $142,677  $293,747 $587,493
Donovan B. Hicks.........      0     1/1/95-12/31/97   39,550    81,427  162,855
R. David Hoover..........      0     1/1/95-12/31/97   70,074   144,269  288,539
David B. Sheldon.........      0     1/1/95-12/31/97   49,235   101,366  202,733
Duane E. Emerson.........      0     1/1/95-12/31/97   43,155    88,849  177,698

-------------------
(1) Participants are not awarded a number of units. Rather, awards are expressed as a percentage of average annual salary and "bonus" at target during the performance period.
(2) Estimated future payouts ("earned awards") are based on the achievement of total return performance, in terms of annual average compound rate of growth in shareholder return, i.e., stock price appreciation plus dividends, relative to total return performance of the S&P Industrials Index over three-year cycles. The total return performance comparison for the cycle ending December 31, 1997, will be made by comparing average daily closing prices of and dividends on the Corporation's Common Stock in the third year of the cycle with the average daily closing stock prices and dividends in the year 1996, as compared with those for the S&P Industrials Index for those years.

RETIREMENT PLANS

  The following table, for purposes of illustration, indicates the amounts of annual retirement income which would be payable in 1997, to the Named Executive Officers at normal retirement age 65. The calculation of retirement benefits under the plans generally is based upon average earnings (base salary only) for the highest five consecutive years of the ten years preceding retirement.

                              PENSION PLAN TABLE

                                           YEARS OF SERVICE
                             --------------------------------------------
   AVERAGE ANNUAL EARNINGS      15       20       25       30       35
   -----------------------   -------- -------- -------- -------- --------
          $150,000           $ 31,723 $ 42,298 $ 52,872 $ 63,446 $ 74,021
           200,000             42,973   57,298   71,622   85,946  100,271
           250,000             54,223   72,298   90,372  108,446  126,521
           300,000             65,473   87,298  109,122  130,946  152,771
           350,000             76,723  102,298  127,872  153,446  179,021
           400,000             87,973  117,298  146,622  175,946  205,271
           450,000             99,223  132,298  165,372  198,446  231,521
           500,000            110,473  147,298  184,122  220,946  257,771
           550,000            121,723  162,298  202,872  243,446  284,021

  The Corporation's qualified salaried retirement plans provide defined benefits determined by base salary and years of service. The Corporation has also adopted a nonqualified supplemental executive retirement plan which provides benefits otherwise not payable under the qualified pension plan to the extent that the Internal Revenue Code limits the pension to which an executive would be entitled under the qualified pension plan. The benefit amounts shown in the above table reflect the amount payable as a straight life annuity and include amounts payable under the supplemental retirement plan. Certain key employees, including the Named Executive Officers, participate in a split-dollar life insurance plan and supplemental retirement benefits cease thirty days following the termination of the Corporation's interest in the participant's split-dollar policy.

  Average Annual Earnings used under the pension formula to calculate benefits, together with years of benefit service, as of December 31, 1996, for the Named Executive Officers are: George A. Sissel, $294,924 (26.33 years); Donovan B. Hicks, $196,292 (35.25 years); David B. Sheldon, $201,667 (26.00 years); R. David Hoover, $180,807 (26.54 years); and Duane E. Emerson, $171,561 (23.33 years).

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

  The Corporation has established a revocable, funded grantor trust, which, in the event a change in control of the Corporation occurs, would become irrevocable with funds thereunder to be available to apply to the Corporation's obligations under two of its deferred compensation plans. Those plans cover key employees, including the Named Executive Officers. Under the trust, "change in control" can occur by virtue, in general terms, of an acquisition by any person of 40 percent or more of the Corporation's voting shares; a merger in which shareholders of the Corporation before the merger own less than 60 percent of the Corporation's Common Stock after the merger; shareholder approval of a plan to sell or dispose of substantially all of the assets of the Corporation; a change of a majority of the Corporation's Board of Directors within a 12-month period unless approved by two-thirds of the directors in office at the beginning of such period; a threatened change in control, deemed to exist if there is an agreement or public announcement of a change in control; and by the adoption by the Board of Directors of a resolution to the effect that a change in control has occurred for purposes of the trust. The trust was funded as of December 31, 1996, with the net equity of company-owned life insurance policies on the lives of various employees, including participants in the plans and with a Letter of Credit that ensures that the trust will be fully funded in the event of a change in control. Approximately $19.3 million of net equity under the policies would be available currently to cover the approximately $36.0 million of current deferred compensation account balances of the beneficiaries of the trust. In the event of a change in control, up to an additional $32.0 million would be available under the trust pursuant to the Letter of Credit. If the funds set aside in the trust would be insufficient to pay amounts due the beneficiaries, then the Corporation would remain obligated to pay those amounts. In the event of the insolvency of the Corporation, the funds in the trust would be available to satisfy the claims of the creditors of the Corporation. The trust was not established in response to any effort to acquire control of the Corporation, and the Board is not aware of any such effort.

  The Corporation has change in control severance agreements with certain key employees, including the active Named Executive Officers. The agreements are effective on a year-to-year basis and would provide severance benefits in the event of both a change in control of the Corporation and an actual or constructive termination of employment within two years after a change in control. Under the agreements, a "change in control" can occur by virtue, in general terms, of an acquisition by any person of 30 percent or more of the Corporation's voting shares; a merger in which the shareholders of the Corporation before the merger own 50 percent or less of the Corporation's voting shares after the merger; shareholder approval of a plan of liquidation or to sell or dispose of substantially all of the assets of the Corporation; and if, during any two-year period, directors at the beginning of the period fail to constitute a majority of the Board of Directors. "Actual termination" is any termination other than by death or disability, by the Corporation for cause, or by the executive other than for constructive termination. "Constructive termination" means, in general terms, any significant reduction in duties, compensation or benefits or change of office location from those in effect immediately prior to the change in control, unless agreed to by the executive. The severance benefits payable, in addition to base salary and incentive compensation accrued through the date of termination, shall include two times current annual base salary and target incentive compensation, the bargain element value of then outstanding stock options, the present value of the amount by which pension payments would have been larger had the executive accumulated two additional years of benefit service; two years of life, disability, accident and health benefits; outplacement services; and legal fees and expenses reasonably incurred in enforcing the agreements. In the event such benefits, together with other benefits paid because of a change in control, would be subject to the excise tax imposed under Section 280G of the Internal Revenue Code, the Corporation would reimburse the executive for such excise taxes paid, together with taxes incurred as a result of such reimbursement. The agreements were not entered into in response to any effort to acquire control of the Corporation, and the Board is not aware of any such effort.

  The Corporation has severance benefit agreements with certain key employees, including the active Named Executive Officers. The agreements are effective for an initial three-year term. On the first anniversary of their effective date and on each anniversary date thereafter, the term is extended for one additional year unless notice of non-extension is given. The agreements provide severance benefits in the event of an actual or constructive termination of employment. "Actual termination" is any termination other than by death or disability, by the Corporation for cause, or by the executive other than for constructive termination. "Constructive termination" means, in general terms, any significant reduction in compensation or benefits, unless agreed to by the executive. The severance benefits payable, in addition to base salary and incentive compensation accrued through the date of termination, shall include two times current annual base salary and target incentive compensation; the present value of the amount by which pension payments would have been larger had the executive accumulated two additional years of benefit service; two years of life, disability, accident and health benefits; outplacement services; and legal fees and expenses reasonably incurred in enforcing the agreements. Upon the occurrence of a change in control as defined in the change in control severance agreements, the executive is entitled to the greater of each of the benefits provided in this agreement and each of the benefits provided in the change in control severance agreement, including reimbursement thereunder resulting from excise taxes which may be incurred as a result of such payments. (Mr. Hicks also had a similar severance benefit agreement, but that agreement was for a fixed term of two years and provided for payment of a retention bonus at the expiration of the two-year term provided he was employed by the Corporation or a successor owner of the aerospace business, or in the event of actual or constructive termination prior to expiration of the agreement. That agreement expired on June 22, 1996, and Mr. Hicks received payment of the retention bonus which is reported in the accompanying Summary Compensation Table.)

  The Corporation entered into a consulting agreement with Donovan B. Hicks, effective following his retirement on December 31, 1996, as Group Vice President; CEO, Ball Aerospace & Technologies Corp. The agreement is to remain in effect until such time as it is terminated by either Mr. Hicks or Ball Corporation. Pursuant to this agreement, Mr. Hicks will receive a basic retainer of $3,500 per month in consideration for consulting services. Additional services in excess of predetermined levels may be authorized from time to time in amounts ranging from $1,200 to $1,500 per day, depending on the assignment. These amounts are payable in addition to such amounts as Mr. Hicks is entitled to receive under the Corporation's plans for retired employees and pursuant to short- and long-term incentives previously granted to him.

  The Corporation entered into an agreement with David B. Sheldon, effective following his retirement on March 1, 1997, as Executive Vice President. Mr. Sheldon will be paid $35,417 per month through December 31, 1998, in consideration for consulting services of up to 100 hours per month and for not engaging in activities that compete with the packaging business of the Corporation through September 30, 1999. This amount is payable in addition to such amounts as Mr. Sheldon is entitled to receive under the Corporation's plans for retired employees and pursuant to short- and long-term incentives previously granted to him.

  The Corporation entered into an agreement with Duane E. Emerson, effective February 1, 1997. Mr. Emerson commenced part-time employment on February 1, 1997, as a consultant to the Chairman, President and Chief Executive Officer, and not as a corporate officer. Mr. Emerson will provide consulting services following his retirement on July 31, 1997, and continuing until December 31, 1997. During this period, Mr. Emerson will be paid $14,340 per month in consideration for consulting services of up to 80 hours per month and for not engaging in activities that compete with the packaging business of the Corporation. This amount is payable in addition to such amounts as Mr. Emerson is entitled to receive under the Corporation's plans for retired employees and pursuant to short- and long-term incentives previously granted to him.

DIRECTORS' COMPENSATION

  Directors who are not employees of the Corporation receive as compensation an annual retainer of $22,000. Nonemployee directors receive a fee of $1,000 for attending each Board meeting; a fee of $750 for attending one or more committee meetings held on any one day; a fee of $250 per month for serving as chairman of a Board committee; and a per diem allowance of $500 for special assignments. In addition, nonemployee members of the Executive Committee receive a fee of $1,000 for attending each committee meeting. Directors who are also employees of the Corporation receive no additional compensation for their service on the Board or on any Board committee.

  Under the Ball Corporation 1986 Deferred Compensation Plan for Directors, nonemployee directors may elect to defer the payment of all or a portion of their directors' fees, including the annual retainer and the board and committee meeting fees. Interest is credited annually to the accounts at a rate equal to the annual average composite yield on Moody's Seasonal Corporate Bond Yield Index plus five percent. The fees, together with credited interest, may be deferred until no later than the year following the year of retirement as a director and may be distributed over a period not to exceed fifteen (15) years, both as selected by the director. In order to provide for its liabilities under the Plan, the Corporation purchased insurance on lives of participating directors.

  The 1991 Restricted Stock Plan for Nonemployee Directors of Ball Corporation authorizes the award of Common Stock of the Corporation to directors who, at the time of grant, are not employees of the Corporation or any of its subsidiaries. Messrs. McFadden and Mercure each received a 1,000-share award upon election as directors on April 24, 1996, and September 25, 1996, respectively, and Mr. Stiritz received a 1,000-share award upon re-election as a director on April 24, 1996. All participants will receive additional 1,000-share awards each upon re-election for three-year terms. Newly eligible participants will receive 1,000-share awards each when they are elected or appointed for initial terms and upon re-election for three-year terms. The restrictions against disposal of the shares will lapse upon the termination of the director's service to the Corporation as a director, for whatever reason other than voluntary resignation, in which case the restriction will not lapse and the director will forfeit the shares. For federal income tax purposes, the value of the shares will be taxable to the recipient as compensation income in an amount equal to the fair market value of the Common Stock on the date the restrictions lapse.

  The Corporation has a Retirement Plan for Nonemployee Directors of Ball Corporation, under which a retiring director who is not and has not been an employee of the Corporation will be eligible for benefits under the Plan if he has attained the age of 65 and has five or more full years of service as a director. The amount of annual retirement income will be a percentage of the annual retainer being paid to the director in effect at the time of his retirement from the Board. A retiring director with the minimum of five years of service will receive 50 percent of the annual retainer. For each additional year of service, the retired director will receive an additional 10 percent of the annual retainer, up to a maximum total annual retirement benefit income equal to 100 percent of the annual retainer. The annual retirement benefit will be paid for up to the same number of years as those served on the Board, but will be discontinued upon and not payable after the death of the retired director.

REPORT OF THE HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION

OVERALL POLICY

  The Human Resources Committee (the "Committee") of the Board of Directors oversees the administration of executive compensation programs and determines the compensation of the executive officers of Ball Corporation. The Committee is composed solely of independent, nonemployee directors and employs a compensation consulting firm to advise and provide input in the course of its deliberations.

  Total compensation of executive officers of the Corporation, including the Chief Executive Officer, is determined after reviewing the executive's performance and the pay of similarly situated executives at other manufacturing firms of similar size (based upon total employment and sales), capital structure, customer base, market orientation and employee demographics. Companies chosen for this comparison are the same as those included in the peer group for purposes of the performance graph.

ANNUAL COMPENSATION

  The Committee generally intends that target total annual compensation, defined as the sum of base salary and incentive compensation at target, for each of the Corporation's executive officers will approximate the 50th percentile of what comparable companies are paying. The target total annual compensation level for each executive, other than the Chief Executive Officer, is determined based on recommendation from the Chief Executive Officer, together with the Committee's consideration of the executive's responsibilities, individual performance and the performance of the executive's area of responsibility. The Chief Executive Officer's target total annual compensation is similarly determined in relation to the market's 50th percentile, the Committee's assessment of individual performance and the financial performance of the Corporation. For the purpose of determination of target total annual compensation, the evaluation of each executive's performance, including the Chief Executive Officer, is largely subjective and no specific weighting is assigned to any particular factor. Target total annual compensation for each of the executives named in the accompanying Executive Compensation Summary, including the Chief Executive Officer, approximated the 50th percentile.

  After the Committee has established the appropriate target total annual compensation for an executive, base salary is determined by dividing target total annual compensation by the sum of one plus the executive's incentive compensation participation rate. When target performance as defined in the EVA Incentive Compensation Plan (the "EVA Plan"), discussed below, is attained, the executive will be paid a total annual compensation which equals that established by the Committee as appropriate for his performance and when compared to similarly situated executives at other companies. Incentive compensation participation rates for executives, including the Chief Executive Officer, are set by organizational level; for example, all senior executive officers, including the Chief Executive Officer, participate at the same rate, while other officers participate at lower rates and other key employees at lower rates yet. The Committee intends that a larger percentage of an executive's target total annual compensation be at risk, when compared with compensation survey data. Such data is analyzed to determine the levels of incentive participation and target total compensation. If the survey data indicates a target incentive compensation rate of 55 to 60 percent, for example, Ball Corporation could be expected to use a rate of 65 percent, thereby causing target total annual compensation to be composed of a lower base salary and a higher at-risk incentive compensation.

  Base salary is referred to as "salary" in the Summary Compensation Table and incentive compensation actually earned by an executive officer is reported under the heading "Bonus." Actual incentive compensation earned is driven by the Economic Value Added (EVA) targets approved by the Committee at the beginning of the year. The EVA targets are calculated taking into account historical performance, the company's cost of capital and the capital investment of each business unit. The resulting targets are set at levels requiring improvement in EVA each year. The EVA Plan applies to all officers and other key employees.

  The EVA Plan awards incentive compensation to executives based upon actual performance of the Corporation, or in certain cases the actual performance of the profit center for which the executive is responsible, in achieving improvements in EVA relative to the established EVA targets. Improvement in EVA occurs when the ratio of net operating profit after tax to capital employed in the business increases over time. It establishes a direct link between incentive compensation and return earned on capital relative to a specified target return. EVA was selected as the measure for the Corporation's incentive plan because it has been demonstrated that it correlates closely management's incentive with shareholder total return.

  If actual performance for the year is higher than the target performance level, then the actual incentive compensation for such year will be higher than target. Whenever actual performance falls below the target performance level, the executive will receive incentive compensation less than target. If performance falls below the minimum acceptable level established in the EVA Plan, then no incentive compensation will be earned, and the executive's annual compensation will consist only of base salary for the year. The Committee intends that an executive's target incentive compensation should be a significant portion of his target total compensation. In the case of the named executives in the Summary Compensation Table, the portion of target total annual compensation represented by target incentive compensation is approximately 40 percent. It is not intended or perceived as a "bonus" but rather as the component of total compensation which is "at risk" as an incentive, dependent on operating performance. For the year ended December 31, 1995, actual incentive compensation for the Named Executive Officers was above target for each named executive, reflecting the above-target performance. The incentive compensation levels for 1996 reflect the below-target performance of the Corporation as a whole and for the packaging operations. The aerospace and technologies operations continued to perform above target levels in 1996. Incentive compensation for Messrs. Sissel, Hoover and Emerson was based entirely on the performance of the Corporation as a whole, as measured by the EVA Plan, while the other named officers' incentive compensation levels were based 70 percent on the performance of their areas of profit responsibility and 30 percent on the performance of the Corporation as a whole.

LONG-TERM INCENTIVE PROGRAM

  The Corporation's long-term incentive program consists of two types of plans, the calculation of which is targeted at the 50th percentile of market, both based upon the performance of Ball Corporation's Common Stock. The first type comprises broad-based employee stock option plans designed to encourage employee stock ownership and to recognize and reward employees for their levels of responsibility in building shareholder value. Grants of stock options to employees, including executive officers, are generally made by the Committee after considering the recommendation of the Chief Executive Officer, based primarily on the level of the employee's position within the Corporation, taking into account the number of outstanding and previously granted options. Stock options granted to the Chief Executive Officer are determined by the Committee in relation to grant levels of other executive officers within the Corporation and a subjective evaluation of his past and expected performance as well as the number of outstanding and previously granted options. As the stock option plans are long term in nature, grants are determined independently of the shorter-term EVA Plan.

  The second part of the Corporation's long-term incentive program is the Long-Term Cash Incentive Plan. This plan is limited in its participation to selected key executives, including the Named Executive Officers, who contribute materially to the success of Ball Corporation and its subsidiaries through their leadership skills, vision and dedication. The plan provides cash awards on the basis of Ball's total shareholder return performance, i.e., stock price appreciation plus dividends, over three-year performance cycles which begin at the start of each calendar year, relative to targets determined by the Committee during the cycles ended December 31, 1995 and 1996, and the S&P Industrials Index companies for later cycles. The performance requirements for the cycle ending December 31, 1997, however, will be based on total shareholder return in relation to the base year of 1996. The first opportunities for payout under this plan were based on the periods August 1, 1994, through December 31, 1995, and August 1, 1994, through December 31, 1996, and resulted in no payout, and therefore no compensation under this plan is reported in the accompanying Summary Compensation Table.

  Under present circumstances, the Committee believes that the compensation program described above will not result in compensation for any of the Corporation's executives in excess of the one million dollar federal income tax deduction cap.

  The foregoing report has been furnished by the following directors and members of the Human Resources Committee:

    Howard M. Dean, Chairman
    John T. Hackett
    John F. Lehman
    William P. Stiritz

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

  Set forth below is a line graph comparing the yearly percentage change in Ball Corporation's cumulative total shareholder return on its Common Stock with the cumulative total return of the S&P Composite 500 Stock Index, The Dow Jones Containers & Packaging Index and a peer group of companies selected for the five-year period ending December 31, 1996.

     COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG BALL CORPORATION COMMON, S&P COMPOSITE 500, DOW JONES CONTAINERS & PACKAGING AND SELECTED PEER
                                  ISSUER GROUP


                             [GRAPH APPEARS HERE]




Measurement Period                                S&P                               DJ CONTAINERS
(Fiscal Year Covered)        Ball Corporation     500 INDEX    PEER GROUP w/BALL    & PACKAGING
---------------------        ----------------     ---------    -----------------    -------------
Measurement Pt-
12/31/91                     $100                  $100        $100                 $100
FYE  12/31/92                $ 96                  $108        $112                 $110
FYE  12/31/93                $ 97                  $118        $135                 $105
FYE  12/31/94                $104                  $120        $134                 $104
FYE  12/31/95                $ 93                  $165        $169                 $113
FYE  12/31/96                $ 90                  $203        $217                 $142

  Notes: Assumes $100 invested on December 31, 1991.
     Total return assumes reinvestment of dividends.
     Peer group and Dow Jones Containers & Packaging Index total return weighted by market capitalization.

  The Peer Issuer Group was selected from among manufacturing firms having similarities in the following criteria:

 . Size (total employment and sales)
 . Capital structure (similar debt/equity ratios)
 . Customer base (companies selling to other companies rather than directly to the consumer)
 . Market orientation (primarily domestic with some international)
 . Employee demographics (companies with long-service employees with ages similar to Ball Corporation employees)

  Companies included in the Peer Issuer Group, in addition to Ball Corporation, are: Arvin Industries, Inc.; Cummins Engine Company, Inc.; Eaton Corporation; GenCorp Inc.; General Signal Corporation; Harsco Corp.; Illinois Tool Works, Inc.; Maytag Corporation; Parker-Hannifin Corp.; Sequa Corporation; The Stanley Works; Sundstrand Corporation; and Tyco International Ltd.

  This year, an additional index, Dow Jones Containers & Packaging, has been added. It provides information aggregating the performance of the following companies: Ball Corporation; Crown Cork & Seal Company, Inc.; Bemis Company, Inc.; Owens-Illinois, Inc.; Sonoco Products Company; Stone Container Corporation and Temple-Inland, Inc. This index is provided to reflect Ball Corporation's performance against packaging businesses, its principal industry group. This index will be included in future years as well.

         RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS AND CERTAIN
                 OTHER RELATIONSHIPS AND RELATED TRANSACTIONS

  During 1996, Price Waterhouse LLP rendered audit and non-audit services to the Corporation. Audit services included examinations of the consolidated financial statements and statutory financial statements required to be filed; reviews of quarterly financial data and filings with the Securities and Exchange Commission; and consultations relating to the application of generally accepted accounting principles to transactions into which the Corporation has entered. Non-audit services included advice and consultations relating to acquisitions and dispositions then being considered by the Corporation. It is the policy of the Audit Committee of the Board of Directors to approve in advance the engagement of Price Waterhouse LLP for all audit and, except for minor assignments, non-audit services. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting of Shareholders and to be available to respond to appropriate questions and to make a statement if they so desire.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors recommends that the shareholders vote for ratification of the appointment of Price Waterhouse LLP as independent public accountants for 1997. If the appointment of Price Waterhouse LLP is not ratified by the shareholders, the Audit Committee will select another firm of independent public accountants for 1997.

      PROPOSAL TO APPROVE THE BALL CORPORATION 1997 STOCK INCENTIVE PLAN

  The Board of Directors recommends approval of the 1997 Stock Incentive Plan in the form attached as Exhibit A.

  The Directors believe that the Corporation and its shareholders have benefited substantially over the years from the use of stock options as an effective means to secure, motivate and retain competent key personnel. Such plans, beginning with the first plan in 1958, have been significant factors in the success and growth of the Corporation. The 1972, 1975, 1980 and 1983 Stock Option Plans have expired. The 1988 Stock Option and Stock Appreciation Rights Plan reserved an aggregate of 1,000,000 shares of Common Stock for issuance to key employees and has 11,683 shares remaining available for option grants. The 1993 Stock Option Plan reserved an aggregate of 1,500,000 shares of Common Stock for issuance to key employees, and 477,675 shares remain available for option grants. The 1988 Restricted Stock Plan reserved 300,000 shares of Common Stock for issuance to key employees, and 208,325 shares remain available for awards. The 1991 Restricted Stock Plan for Nonemployee Directors of Ball Corporation reserved 50,000 shares of Common Stock for issuance to nonemployee directors, and 28,000 shares remain available for awards.

  Believing that a new plan is both necessary and appropriate for the Corporation to continue offering stock value incentives to key employees and directors of the Corporation and its Subsidiaries, the Board of Directors adopted the 1997 Stock Incentive Plan (the "Plan") on January 22, 1997, subject to approval by the shareholders.

  The Plan reserves for issuance a total of 3,000,000 shares of Common Stock, and no more than 750,000 shares of Stock may be granted to any participant in any five-year period. The Plan will be administered by a Board of Directors' committee (the "Committee") consisting of two or more nonemployee directors as to grants and awards to employees of the Corporation. The Board of Directors (the "Board" or "Board of Directors") will administer the Plan as to grants and awards to nonemployee directors. The principal features of the Plan are summarized below.

STOCK INCENTIVE FEATURES

  The Plan provides for Stock Incentives which are defined to include awards of stock options to purchase the Corporation's Common Stock, awards or opportunities to purchase Stock Appreciation Rights, and Stock Bonus Awards, including, but not limited to, Performance Unit Awards and Restricted Stock Awards. Under the Plan, stock options (incentive and/or non-qualified stock options under the Internal Revenue Code) to purchase the Corporation's Common Stock may be granted to directors and key executive, administrative, professional and technical employees, including corporate officers, of the Corporation or any of its subsidiaries. The directors and the number of key employees who will be selected to participate in the Plan are not identifiable at this time. The benefits or amounts payable under the Plan are discretionary and are not determinable.

  Generally, each incentive stock option will have a ten-year term from the date of grant and will be exercisable at such time or in such increments as shall be decided by the Committee or the Board. Outstanding stock options will be exercisable as decided by the Committee or the Board in accordance with law. Incentive stock options may be exercised upon termination of employment or the termination of a director's service, as the Committee or the Board shall so determine in accordance with law. A stock option may not be transferred by an optionee during his lifetime.

  The stock option price for both incentive stock options and non-qualified stock options shall not be less than 100 percent of the fair market value of the Corporation's Common Stock on the date of grant, defined to be the closing price of the Corporation's Common Stock as published in The Wall Street Journal report of the New York Stock Exchange--Composite Transactions. The exercise price may be paid in cash or, with the consent of the Committee or the Board, in Common Stock which the optionee owns. The exercise price under each stock option will not change during the life of the option (subject to an adjustment as provided in the Plan to reflect stock dividends, recapitalizations or corporate transactions affecting the number or kind of outstanding shares), regardless of changes in the market value of the Common Stock. As of March 3, 1997, the fair market value, as defined, of the Corporation's Common Stock was $25.00 per share.

  If the employment of an optionee or the service of a director terminates for any reason, he may exercise his stock option to the extent he was entitled to exercise it as provided by the Committee or the Board of Directors. If an optionee, including a director, dies while he is entitled to exercise his stock option, the stock option may be exercised within such a period of time after his death as set forth by the Committee or the Board of Directors by the person or persons to whom his rights pass, to the extent that the option was exercisable on the date of his death. In no case may a stock option be exercised later than the expiration date specified in the grant.

  No incentive stock options may be granted under the Plan after January 22, 2007.

  The Board or the Committee, as appropriate, may grant Stock Bonus Awards, including, but not limited to, Performance Unit Awards or Restricted Stock Awards as well as Stock Appreciation Rights under the Plan. The Board and Committee may, but need not, grant any Stock Incentive linked to another Stock Incentive. Linked Stock Incentives may be granted as other alternatives or supplements to one another. The Board or Committee shall have the discretion to decide the terms and conditions of each award, including, but not limited to, the number of stock incentives, the price, the time period that installments, if any, shall vest, performance criteria, the acceleration of stock incentives and rights to exercise stock incentives upon termination of a participant's employment for any reason or the termination of a director's service on the Board for any reason.

STOCK APPRECIATION RIGHTS

  Stock Appreciation Rights (SARs) entitle the holder to receive, upon exercise, for each SAR exercised, the difference between the fair market value of a share of Common Stock on the date of exercise over the grant price of each SAR, multiplied by the number of shares with respect to which the SAR is exercised. SARs may be linked to other Stock Incentives, in lieu of a related option, or be granted independent of any other Stock Incentive.

  A SAR may be awarded based upon the attainment of certain performance criteria. A SAR may be exercised with or without the payment of consideration as determined by the Committee or the Board. In the event that the grant price per share of any SAR is established by the Committee or the Board, it will be equal to 100 percent of the fair market value of a share of Common Stock on the date the SAR is granted. The term of each SAR will be determined by the Committee or the Board. SARs will be subject to such terms and conditions and may be granted to a participant at any time and from time to time as determined by the Committee or the Board. SARs will be exercisable at such time or times as are determined by the Committee or the Board.

RESTRICTED STOCK

  A Restricted Stock Award consists of a grant of Common Stock to a participant, which is subject to substantial risk of forfeiture and the transfer of which is subject to restrictions which lapse upon the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee or the Board. The period of restriction is established by the Committee or the Board at the time of grant.

  Unless otherwise designated by the Committee or the Board during the period of restriction, a holder of restricted shares will have all other rights of a shareholder, including the right to vote the shares and receive the dividends paid thereon. The Corporation will retain the stock certificates until the lapse of any applicable restrictions. The Committee or the Board, at its sole discretion, will establish a participant's rights to receive Restricted Stock in the event the participant's employment or a director's service is terminated prior to vesting, such rights to be reflected in the participant's award agreement.

PERFORMANCE UNITS

  Subject to the terms of the Plan, performance units and performance shares may be granted to eligible employees and nonemployee directors at any time as determined by the Committee or the Board. The Board or the Committee will have complete discretion to establish the initial number and value of such units and shares and the performance period. The Board or the Committee will establish performance goals at its discretion which, depending on the level of performance achieved, will determine the number and/or value of performance units/shares earned. Where an award is intended to meet the requirements for performance-based exceptions to the deductibility limit imposed by Section 162(m) of the Internal Revenue Code, as amended, the performance goals will be timely established and their achievement will be timely certified by the Committee or the Board of Directors, and will be based on any one or more of objective business criteria, including, but not limited to: earnings per share; return on equity; pretax profit; post-tax profit; consolidated net income; stock price; market share; sales; unit sales volume; return on assets; return on invested capital; cash flow; discounted cash flow; economic value added; cost; production; unit production volume(s); and total shareholder return. The performance periods will also be established by the Committee or, in the case of nonemployee directors, by the Board of Directors.

  Payments of earned performance units/shares will occur at the end of the performance period at the discretion of the Board or the Committee and will be paid either in cash or shares of Common Stock. At the discretion of the Board or the Committee, participants may be entitled to dividends declared with respect to shares earned in connection with the grant of performance units and/or performance shares.

  The Board or the Committee may establish the terms and conditions of any payout of performance units or shares (if any) upon the termination of the participant's employment or service on the Board.

STOCK BONUS AWARDS

  Subject to the terms of the Plan, other incentive awards, including Stock Bonus Awards, may be granted to eligible employees or nonemployee directors at any time as determined by the Committee or the Board, as appropriate. The Board or the Committee will have complete discretion to establish the amount of other incentive awards granted, the applicable related performance period and performance goals and other terms and conditions applicable to such grant. At the discretion of the Board or the Committee, payment of other incentive awards may be in the form of cash or shares of Common Stock.

AWARDS NONTRANSFERABLE

  No award may be assigned, transferred, pledged or otherwise encumbered by a participant, other than by will or the laws of descent and distribution. An option or SAR may be exercised during the participant's lifetime only by the participant or the participant's legal representative.

CHANGE IN CONTROL

  In order to protect the participant's rights in the event of a Change in Control of the Corporation (as defined in the Plan), the Plan provides for the immediate vesting of all outstanding options and SARs granted under the Plan that are outstanding at the time of such Change in Control, and such options and SARs shall become immediately exercisable in full, without regard to the number of years that have elapsed from the date of grant.

DURATION OF THE PLAN

  If approved by the shareholders, the Plan will become effective on January 22, 1997, subject to the right of the Board of Directors to terminate or amend the Plan, until all shares have been purchased or acquired. Incentive stock options may not be granted under the Plan after January 22, 2007. If the Plan is not approved by the shareholders, the Plan and any awards granted thereunder will be null, void and of no force or effect.

THE ADMINISTRATION OF THE PLAN

  With respect to employees of the Corporation, the Committee administering the Plan will be the Board of Directors' Committee, consisting of no fewer than two nonemployee directors. The Board will administer the Plan as it pertains to nonemployee directors. The Board or the Committee will decide to whom and when to make grants, the number of shares to be covered by the grants and any special terms or provisions relating to the grant and exercise of the stock options or stock incentives. The Board or the Committee may at any time adopt such resolutions, rules and regulations for the Plan and interpret the Plan as it deems advisable. The Board or the Committee may amend or terminate the Plan and change its terms and conditions as they deem appropriate. The Plan may be amended by the Board of Directors, without shareholder approval, at any time and in any respect, unless shareholder approval of the amendment in question is required under Indiana law, the Code (including, without limitation, Code Section 162(m)(4) and Code Section 422, including Proposed Treasury Regulation Section 1422A(B)(iv)), any applicable exemption from
Section 16 of the Exchange Act (including, without limitation, SEC Rule 16b-3) for which the Corporation intends transactions by or with respect to Section 16 Persons to qualify, any material securities exchange or system on which shares of Stock are then listed or reported, any regulatory body having jurisdiction with respect to the Plan, or under any other applicable laws, rules or regulations. The Plan may also be terminated at any time by the Board of Directors. No amendment or termination of this Plan shall adversely affect any Stock Incentive granted prior to the date of such amendment or termination without the written consent of the participant.

FEDERAL TAX CONSEQUENCES

  The Corporation has been advised by counsel that an optionee will not realize income upon the granting of a stock option under the Plan, nor would the Corporation be entitled to a deduction at such time.

  Generally, there will be no realization of income by the optionee upon the exercise of an incentive stock option (if exercised no later than three months after any termination of employment). If the optionee sells the incentive stock option Common Stock after the later of one year from the exercise date or two years from the date of grant, any gain or loss on the sale generally will be treated as long-term capital gains, and the Corporation will not be entitled to any deduction on account of the issuance of Common Stock or the grant of the incentive stock option. The tax consequences of any untimely exercise or disposition of shares with respect to an incentive stock option will be determined in accordance with the rules applicable to non-qualified stock options. The amount by which the fair market value of the stock on the exercise date of an incentive stock option exceeds the option price will be an item of tax adjustment for purposes of the "alternative minimum tax" imposed by Section 55 of the Internal Revenue Code.

  Upon the exercise of a non-qualified stock option, the optionee will realize compensation income in the amount of the excess of the fair market value of the Corporation's Common Stock on the day of exercise over the stock option exercise price. The tax basis of any non-qualified stock option shares of Common Stock received will be the fair market value of such shares on the date the stock option is exercised.

  With respect to Restricted Stock, a participant will generally not realize income at the date of the award, nor would the Corporation be entitled to a deduction at that time. The participant will realize compensation income in an amount equal to the fair market value of the awarded shares at the time the restrictions lapse on such shares, and the Corporation will be entitled to a corresponding tax deduction. Dividends paid to participants prior to the lapse of restrictions will be taxed as compensation income to the participant and deductible as such by the Corporation.

  A participant will not realize income upon the granting of a SAR, performance unit or stock award nor would the Corporation be entitled to a deduction at such time. When a SAR is exercised or restrictions lapse, the participant would realize compensation income equal to the then fair market value of such cash or Common Stock received upon such exercise or lapse of such restrictions (less any consideration paid by the grantee for such award). The Corporation would be entitled to a deduction for federal income tax purposes in the amount and in the year that the optionee realizes the compensation income. The tax basis of any shares of any Common Stock received will be the fair market value of such shares on the date the stock award, SAR, or performance unit is exercised or restrictions applicable thereto lapse.

  The above Plan was written to maximize the deduction, for federal income tax purposes, allowable to the Corporation, taking into consideration the limitations under Section 162(m) of the Internal Revenue Code, as amended.

  The foregoing summary constitutes a brief overview of the principal federal income tax consequences relating to the above-described awards based upon current federal income tax laws. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences.

SHAREHOLDER APPROVAL

  The Plan will be approved if the votes cast favoring the Plan exceed the votes cast opposing approval of the Plan. Abstentions and broker nonvotes are considered neither a vote "for" nor "against."

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE 1997 STOCK INCENTIVE PLAN.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The Corporation believes that during 1996 its directors and executive officers complied with all Section 16 filing requirements, with the exception of one Form 4 report which George McFadden, a director, filed five days late to report purchases of shares on behalf of several family trusts.

                        SOLICITATION AND OTHER MATTERS

  The cost of soliciting proxies will be paid by the Corporation. In addition to solicitations by mail, some directors, officers and regular employees of the Corporation, without extra remuneration, may conduct solicitations by telephone, facsimile and personal interviews. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and annual reports to the beneficial owners of Common Stock. In addition, the Corporation has engaged Georgeson & Company Inc. to assist it in the solicitation of proxies, for a fee of approximately $8,500, plus out-of-pocket expenses.

  As of the date of this Proxy Statement, the Board of Directors of the Corporation has no knowledge of any matters to be presented for consideration at the meeting other than those referred to above. However, persons named in the accompanying form of proxy shall have authority to vote such proxy as to any other matters which do properly come before the meeting and as to matters incidental to the conduct of the meeting, according to their discretion.

                                          By Order of the Board of Directors

                                                Elizabeth A. Overmyer
                                                 Corporate Secretary

March 17, 1997
Muncie, Indiana

                                                                      EXHIBIT A

                               BALL CORPORATION
                           1997 STOCK INCENTIVE PLAN

  1. Purposes. The purpose of this 1997 Stock Incentive Plan is to promote the interest of the Corporation and its shareholders by encouraging and enabling the acquisition of a larger proprietary interest in it by key employees and directors of the Corporation upon whose judgment and keen interest the Corporation is largely dependent for the successful conduct of its operations. It is anticipated that the acquisition of such proprietary interest and the attainment of certain defined performance goals will increase the personal interest of its key employees and directors in the continued success and progress of the Corporation. It is also anticipated that the opportunity to acquire such a proprietary interest will assist the Corporation in attracting new key employees and directors.

  2. Definitions. When used in this Plan, unless the context otherwise requires:

    A. "Award" means, individually or collectively, a grant under this Incentive Plan of Stock Options, Stock Appreciation Rights, Restricted Stock Performance Units or other Stock Incentives.

    B. "Award Agreement" means an agreement entered into by the Corporation and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

    C. "Board of Directors" or "Board" means the Board of Directors of the Corporation as constituted at any time.

    D. "Change in Control," as used herein, shall be deemed to have occurred if:

      (i) any "Person," which shall mean a "person" as such term is used in Sections 13(D) and 14(D) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any company owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30 percent or more of the combined voting power of the Corporation's then outstanding securities;

      (ii) at any time during any period of two consecutive years, individuals, who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Corporation to effect a transaction described in clause (i), (iii) or (iv) of this Section) whose election by the Board or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds of the directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

      (iii) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person acquires 50 percent or more of the combined voting power of the Corporation's then outstanding securities; or

      (iv) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

    E. "Code" means the Internal Revenue Code of 1986, as amended.

    F. "Committee" means the Committee appointed by the Board of Directors to administer the Plan pursuant to the provisions of section 12(A) below.

    G. "Corporation" means Ball Corporation.

    H. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    I. "Fair Market Value" means the closing price of the Stock as published in The Wall Street Journal report of the New York Stock Exchange-Composite Transactions, corrected for any reporting errors, or if the Stock is not traded on that day, on the first preceding day on which there was a sale of such Stock.

    J. "General Counsel" means the General Counsel of the Corporation serving from time to time or other legal counsel appointed by the Corporation to render an opinion required by this Plan.

    K. "Incentive Stock Option" means stock options which qualify under and meet the requirements of Section 422 of the Code.

    L. "Linked Stock Incentives" mean Stock Incentives linked to other Stock Incentives as provided in Article 4C.

    M. "Non-Qualified Stock Option" means stock options which do not qualify under or meet the requirements of Section 422 of the Code.

    N. "Option" means the Incentive Stock Options and the Non-Qualified Stock Options issued pursuant to the Plan.

    O. "Option Price" means the price at which a share of Stock may be purchased by a Participant pursuant to an option.

    P. "Participant" means an individual who has been granted a Stock
  Incentive.

    Q. "Performance Unit Award" means a number of shares of Stock or an amount of money determined by reference to the Fair Market Value of shares of Stock, or a combination of each, that will be distributed in the future if continued employment and/or other performance objectives or contingencies specified by the Committee are attained. Performance goals underlying awards granted under the Plan that are intended to satisfy the requirements of Section 162(m) of the Code shall be the performance goals established by the Committee, which must be met during the applicable performance period as a condition of the Participant's receipt of payment (or, if applicable, the lapse of restrictions) with respect to an award, and which are based on the attainment of thresholds with respect to one or more objective business criteria, including, but not limited to: earnings per share, return on equity, pretax profit, post-tax profit, consolidated net income, stock price, market share, sales, unit sales volume, return on assets, return on invested capital, cash flow, discounted cash flow, economic value added, costs, production, unit production volume and total shareholder return. Amounts in respect of awards granted under the Plan that are intended to satisfy the applicable provisions of Section 162(m) of the Code shall be paid after the end of the applicable performance period, at such time as the Committee shall determine. Unless otherwise determined by the Committee, such payments shall be made only after achievement of the applicable performance goals has been certified by the Committee. The Committee may require the Participant to deposit Stock with the Corporation, or acquire or retain for stipulated time periods specified amounts of Stock.

    R. "Plan" means the Ball Corporation 1997 Stock Incentive Plan set forth in these pages, as amended from time to time.

    S. "Restricted Stock Award" means shares of Stock which are issued or transferred to a Participant under section 6 below and which will become free of restrictions specified by the Committee or the Board of Directors if continued employment or service on the Board of Directors and/or other performance objectives or contingencies specified by the Committee or the Board of Directors are attained. Such other performance objectives may include, without limitation, corporate or business unit financial or operating performance measures, and such other contingencies may include the Participant's depositing with the Corporation, acquiring or retaining for stipulated time periods specified amounts of Stock.

    T. "SEC Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act, as such rule or any successor rule may be in effect from time to time.

    U. "Section 16 Person" means a person subject to Section 16 of the Exchange Act with respect to transactions involving equity securities of the Corporation.

    V. "Stock" means Common Stock, without par value, of the Corporation.

    W. "Stock Appreciation Right" means a right granted under section 8 below, including, but not limited to, Linked Stock Appreciation Rights and Free Standing Stock Appreciation Rights.

    X. "Stock Bonus Award" means shares of Stock or an amount of money which is determined by reference to the Fair Market Value of shares of Stock, or a combination, which are distributed to a Participant or which the Committee or the Board of Directors agrees to distribute in the future to a Participant in lieu of, or as a supplement to, any other compensation that may have been earned by services rendered prior to the date such distribution is made. The amount of a Stock Bonus Award that is payable in shares of Stock may but need not be determined by reference to the Fair Market Value of shares of Stock. Performance Unit Awards and Restricted Stock Awards are specific types of Stock Bonus Awards.

    Y. "Stock Incentive" means an award granted under this Plan in one of the forms provided for in section 4.

    Z. "Subsidiary" means a corporation or other form of business association of which shares (or other ownership interests) having 50 percent or more of the voting power are, or in the future become, owned or controlled, directly or indirectly, by the Corporation.

  3. Eligibility. Except as hereinafter provided, each employee or director of the Corporation or a Subsidiary, who, in the judgment of the Committee or the Board of Directors, serves the Corporation or a Subsidiary as a director or in a key executive, administrative, professional or technical capacity, shall be eligible to receive Stock Incentives under the Plan. The nonemployee directors to whom Stock Incentives are to be granted under the Plan and the number of Stock Incentives to be granted to each such director shall be determined by the Board of Directors, at their sole discretion, subject to the terms and conditions of the Plan. The employees (including directors who are also employees) to whom Stock Incentives are to be granted under the Plan and the number of Stock Incentives to be granted to each employee shall be determined by the Committee, at its sole discretion, subject to the terms and conditions of the Plan.

  4. Grants of Stock Incentives.

    A. Subject to the provisions of the Plan, the Committee or the Board of Directors, as appropriate, may at any time, or from time to time, grant any of the following Stock Incentives to employees or directors:

      (i) Incentive Stock Options;

      (ii) Non-Qualified Stock Options;

      (iii) Stock Appreciation Rights; and

      (iv) Stock Bonus Awards, which may (but need not) be Performance Unit Awards or Restricted Stock Awards.

    B. After a Stock Incentive has been granted:

      (i) the Committee or the Board of Directors may waive any term or condition thereof that could have been excluded from such Stock Incentive when it was granted, and

      (ii) with the written consent of the affected Participant, may amend any Stock Incentive after it has been granted to include (or exclude) any provision which could have been included in (or excluded from) such Stock Incentive when it was granted, and no additional consideration need be received by the Corporation in exchange for such waiver or amendment.

    C. The Committee or the Board of Directors may (but need not) grant any Stock Incentive linked to another Stock Incentive. Linked Stock Incentives may be granted as either alternatives or supplements to one another. The terms and conditions of any such linked Stock Incentives shall be determined by the Committee or the Board of Directors, subject to the provisions of the Plan.

    D. The Committee or the Board of Directors shall have the discretion to decide the terms and conditions of each Award, including, but not limited to, the number of Stock Incentives, the price, the time period that installments (if any) shall vest, performance criteria rights, acceleration of Stock Incentives and rights to exercise Stock Incentives upon termination of a Participant's employment or service on the Board of Directors.

  5. Stock Subject to the Plan.

    A. Subject to the provisions below of paragraph 5(C) and of section 8, the maximum number of shares of Stock which may be issued or transferred pursuant to Stock Incentives is three million (3,000,000) shares of Stock and the maximum number of shares of Stock with respect to which Options, Stock Appreciation Rights, Performance Units or Restricted Stock or other Stock Bonus Awards may be granted to any employee or director in any five-year period shall be 750,000 shares of Stock.

    B. Such shares may be authorized but unissued shares of Stock, shares of Stock held in the treasury, whether acquired by the Corporation specifically for use under this Plan or otherwise, or shares issued or transferred to, or otherwise acquired by, a trust pursuant to paragraph 13(D) below, as the Committee or the Board of Directors may from time to time determine; provided, however, that any shares acquired or held by the Corporation for the purposes of this Plan shall, unless and until issued or transferred to a trust pursuant to paragraph 13(D) below or to a Participant in accordance with the terms and conditions of a Stock Incentive, be and at all times remain authorized but unissued shares or treasury shares (as the case may be), irrespective of whether such shares are entered in a special account for purposes of this Plan, and shall be available for any corporate purpose.

    C. If any shares of Stock subject to a Stock Incentive shall not be issued or transferred to a Participant and shall cease to be issuable or transferable to a Participant because of the termination, expiration or cancellation, in whole or in part, of such Stock Incentive or for any other reason, or if any such shares shall, after issuance or transfer, be reacquired by the Corporation because of the Participant's failure to comply with the terms and conditions of a Stock Incentive or for any other reason, the shares not so issued or transferred, or the shares so reacquired by the Corporation, as the case may be, shall no longer be charged against the limitations provided for in paragraph (A) above of this section 5 and may again be made subject to Stock Incentives; provided that the number of shares not so issued or transferred and any such reacquired shares may again be made subject to Stock Incentives for Section 16 Persons only if the General Counsel determines that doing so would not jeopardize any exemption from Section 16 of the Exchange Act (including without limitation SEC Rule 16b-3) for which the Corporation intends transactions by or with respect to Section 16 Persons to qualify.

  6. Stock Bonus Awards, Performance Unit Awards and Restricted Stock Awards. Stock Bonus Awards, Performance Unit Awards and Restricted Stock Awards shall be subject to the following provisions:

    A. An employee or director may be granted a Stock Bonus Award, Performance Unit Award or Restricted Stock Award whether or not he is eligible to receive similar or dissimilar incentive compensation under any other plan or arrangement of the Corporation.

    B. Shares of Stock subject to a Stock Bonus Award may be issued or transferred to a Participant at the time such Award is granted, or at any time subsequent thereto, or in installments from time to time, and subject to such terms and conditions, as the Committee or the Board of Directors shall determine. In the event that any such issuance or transfer shall not be made to the Participant at the time such Award is granted, the Committee or the Board of Directors may, but need not, provide for payment to such Participant, either in cash or shares of Stock, from time to time or at the time or times such shares shall be issued or transferred to such Participant of amounts equal to the dividends which would have been payable to such Participant in respect of such shares (as adjusted under section 9) if such shares had been issued or transferred to such Participant at the time such Award was granted.

    C. Any Stock Bonus Award, Performance Unit Award or Restricted Stock Award may, at the discretion of the Committee or the Board of Directors, be settled in cash, on each date on which shares would otherwise have been delivered or become unrestricted, in an amount equal to the Fair Market Value on such date of the shares which would otherwise have been delivered or become unrestricted; and the number of shares for which such cash payment is made shall be added back to the maximum number of shares available for use under the Plan, provided that the number of shares for which such cash payment is made may be made subject to Stock Incentives for
  Section 16 Persons only if the General Counsel determines that doing so would not jeopardize any exemption from Section 16 of the Exchange Act (including without limitation SEC Rule 16b-3) for which the Corporation intends transactions by or with respect to Section 16 Persons to qualify.

    D. Stock Bonus Awards, Performance Unit Awards and Restricted Stock Awards shall be subject to such terms and conditions, including, without limitation, restrictions on the sale or other disposition of the shares issued or transferred pursuant to such Award, and conditions calling for forfeiture of the Award or the shares issued or transferred pursuant thereto in designated circumstances, as the Committee or the Board of Directors shall determine; provided, however, that upon the issuance or transfer of shares to a Participant pursuant to any such Award, the recipient shall, with respect to such shares, be and become a shareholder of the Corporation fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder except to the extent otherwise provided in the Award. All or any portion of a Stock Bonus Award may, but need not, be made in the form of a Performance Unit Award or a Restricted Stock Award.

    E. Each Stock Bonus Award, Performance Unit Award and Restricted Stock Award shall be evidenced by a written instrument in such form as the Committee or the Board of Directors shall determine, signed by a representative of the Corporation duly authorized to do so, provided that such instrument is consistent with this Plan and incorporates it by reference.

  7. Stock Options. Options shall be subject to the following provisions:

    A. Subject to the provisions of section 10, the purchase price of each share subject to an Incentive Stock Option shall be not less than 100 percent of the Fair Market Value of a share of Stock on the date the Incentive Stock Option is granted (or in the case of any optionee who, at the time such Incentive Stock Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, not less than 110 percent of the Fair Market Value of a share of Stock on the date the Incentive Stock Option is granted) and the purchase price of each share subject to a Non-Qualified Stock Option shall be not less than the Fair Market Value of a share of Stock on the date the Non-Qualified Stock Option is granted. Subject to the foregoing limitations, the purchase price per share may, if the Committee or the Board of Directors so provides at the time of grant of an Option, be indexed to the increase or decrease in an index specified by the Committee or the Board of Directors.

    B. The purchase price of shares subject to an Option may be paid in whole or in part (i) in cash, (ii) by bank-certified, cashier's or personal check subject to collection, or (iii) in shares of Stock. Stock which is tendered by Section 16 Persons must have been held by the Participant for at least six months prior to its tender to satisfy the Option Price. Shares of Stock thus surrendered shall be valued at their Fair Market Value on the date of exercise.

    C. Options may be granted for such lawful consideration, including money or other property, tangible or intangible, or labor or services received or to be received by the Corporation, as the Committee or the Board of Directors may determine when the Option is granted. Subject to the foregoing and the other provisions of this section 7, each Option may be exercisable in full at the time of grant or may become exercisable in one or more installments, at such time or times and subject to satisfaction of such terms and conditions as the Committee or the Board of Directors may determine. The Committee or the Board of Directors may at any time accelerate the date on which an Option becomes exercisable, and no additional consideration need be received by the Corporation in exchange for such acceleration. Unless otherwise provided in the Option, an Option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the Option.

    D. Each Option shall be exercisable during the lifetime of the optionee only by him or his guardian or legal representative, and after death only by the person or persons to whom his rights to it shall pass by his will or by the applicable laws of descent and distribution, by his estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution. Each Option shall expire at such time or times as the Committee or the Board of Directors may determine, provided that notwithstanding any other provision of this Plan, (i) no Option shall be exercisable after the tenth anniversary of the date on which the Option was granted, and (ii) no Incentive Stock Option which is granted to any optionee who, at the time such Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, shall be exercisable after the expiration of five (5) years from the date such Option is granted. If an Option is granted for a term of less than ten (10) years, the Committee or the Board of Directors may, at any time prior to the expiration of the Option, extend its term for a period ending not later than on the tenth anniversary of the date on which the Option was granted, and no additional consideration need be received by the Corporation in exchange for such extension. The Committee or the Board of Directors may, but need not, provide for an Option to be exercisable after termination of employment or termination of a director's services until its fixed expiration date (or until an earlier date or specified event occurs).

    E. An Option may, but need not, be an Incentive Stock Option. All shares of Common Stock which may be made subject to Stock Incentives under this Plan may be made subject to Incentive Stock Options; provided that the aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which Incentive Stock Options may be exercisable for the first time by any employee during any calendar year (under all plans, including this Plan, of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000 or such other amount as may apply under the Code.

    F. Each Option shall be evidenced by a written instrument, signed by a representative of the Corporation duly authorized to do so, which shall contain such terms and conditions, and shall be in such form, as the Committee or the Board of Directors shall determine, provided the instrument is consistent with this Plan and incorporates it by reference. An Option, if so approved by the Committee or the Board of Directors, may include terms, conditions, restrictions and limitations in addition to those provided for in this Plan including, without limitation, terms and conditions providing issuance of shares, on exercise of an Option, which may be nontransferable and forfeitable to the Corporation in designated circumstances.

    G. No option shall be exercisable unless and until the Corporation (i) obtains the approval of all regulatory bodies whose approval the General Counsel may deem necessary or desirable, and (ii) complies with all legal requirements deemed applicable by the General Counsel.

    H. An Option shall be considered exercised if and when written notice, signed by the person exercising the Option and stating the number of shares with respect to which the Option is being exercised, is received by the Corporate Secretary's Department accompanied by full payment of the Option exercise price in one or more of the forms authorized by the Committee or the Board of Directors and described in section 7(B) above for the number of shares to be purchased. No Option may at any time be exercised with respect to a fractional share.

  8. Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the Plan, as shall from time to time be determined by the Committee and to the following terms and conditions:

    A. Stock Appreciation Rights may be granted in connection with all or any part of an Option, either at the time of the grant of such Option or at any time thereafter during the term of the Option (in either case, "Linked Stock Appreciation Rights"), or may be granted without reference to an Option ("Free-Standing Stock Appreciation Rights").

    B. Linked Stock Appreciation Rights may be granted either as an alternative or a supplement to a specified Option (the "related" Option). Each Linked Stock Appreciation Right that is granted as an alternative to an Option shall entitle the holder to receive the amount determined pursuant to section 8(E) below if and when the holder surrenders a related Option to purchase one share of Common Stock that is then exercisable. Each Linked Stock Appreciation Right that is granted as a supplement to an Option shall entitle the holder to receive the amount determined pursuant to section 8(E) below if and when the holder purchases a share under the related Option.

    C. Stock Appreciation Rights may be granted for such lawful consideration, including money or other property, tangible or intangible, or labor or services received or to be received by the Corporation, as the Committee or the Board of Directors may determine when the Rights are granted. Subject to the foregoing and the other provisions of this section 8, Stock Appreciation Rights may be exercisable in full at the time of grant or may become exercisable in one or more installments and at such time or times as the Committee or the Board of Directors may determine. The Committee or the Board of Directors may at any time accelerate the date on which Stock Appreciation Rights become exercisable, and no additional consideration need be received by the Corporation in exchange for such acceleration. Unless otherwise provided in the Stock Appreciation Rights, Stock Appreciation Rights, to the extent they become exercisable, may be exercised at any time in whole or in part until they expire or terminate.

    D. No Free-Standing Stock Appreciation Right shall be exercisable after the tenth anniversary of the date it was granted, and no Linked Stock Appreciation Right shall be exercisable after the related Option ceases to be exercisable. If the Committee or the Board of Directors grants a Stock Appreciation Right for a lesser term than that permitted by the preceding sentence, the Committee or the Board of Directors may, at any time prior to its expiration, extend its term to the maximum term permitted by the preceding sentence, and no additional consideration need be received by the Corporation in exchange for such extension. The Committee or the Board of Directors may, but need not, provide for Stock Appreciation Rights to be exercisable after termination of employment or termination of a director's services until they expire pursuant to the first sentence of this paragraph 8(D) (or until an earlier date or specified event occurs).

    E. Upon exercise of Stock Appreciation Rights, the holder thereof shall be entitled to receive cash or shares of Common Stock or a combination of each, as the Committee or the Board of Directors at their sole discretion may determine, equal to the amount by which the Fair Market Value of a share of Common Stock on the date of such exercise exceeds the Base Price of the Stock Appreciation Rights, multiplied by the number of Stock Appreciation Rights exercised; provided that in no event shall a fractional share be issued. In the case of Linked Stock Appreciation Rights, the Base Price shall be the price at which shares may be purchased under the related Option, unless the Committee or the Board of Directors specified a different price when the Rights were granted (which shall not be less than the lowest price at which the related Option could have been granted under section 7 above). In the case of Free-Standing Stock Appreciation Rights, the Base Price shall be the Fair Market Value of a share of Stock on the date the Rights were granted, unless the Committee or the Board of Directors specified a different price when the Rights were granted.

    F. The maximum number of shares available for use under the Plan shall be charged only for the number of shares which are actually issued or transferred in settlement of Stock Appreciation Rights. In the case of an exercise of a Linked Stock Appreciation Right that is granted as an alternative to an Option, if the number of shares of Stock previously charged against the maximum number of shares available for use under the Plan on account of the surrendered portion of the Option exceeds the number of shares (if any) actually issued or transferred pursuant to such surrender, the excess shall be added back to the number of shares available for use under the Plan.

    G. Stock Appreciation Rights shall be exercisable during the life of the Participant only by him or his guardian or legal representative, and after death only by the person or persons to whom his rights to it shall pass by his will or by the applicable laws of descent and distribution.

    H. Each Stock Appreciation Right shall be evidenced by a written instrument, which shall contain such terms and conditions, and shall be in such form, as the Committee or the Board of Directors shall determine, provided the instrument is consistent with the Plan and incorporates it by reference.

  9. Certain Change in Control, Termination of Employment and Disability Provisions. Notwithstanding any other provision of the Plan to the contrary, if, while any Awards remain outstanding under the Plan, a Change in Control of the Corporation shall occur, all Options and freestanding SARs granted under the Plan that are outstanding at the time of such Change in Control shall become immediately exercisable in full, without regard to the years that have elapsed from the date of grant. The Committee or the Board of Directors may at any time and subject to the terms and conditions as it may impose:

    A. authorize the holder of an Option to exercise the Option following the termination of the Participant's employment or termination of a director's services with the Corporation and its Subsidiaries, or following the Participant's disability, whether or not the Option would otherwise be exercisable following such event, provided that in no event may an Option be exercised after the expiration of its term;

    B. grant Options which become exercisable only in the event of a Change in Control;

    C. authorize a Stock Bonus Award, Performance Unit Award or Restricted Stock Award to become nonforfeitable, fully earned and payable upon or following (i) the termination of the Participant's employment or termination of a director's services with the Corporation and its Subsidiaries, or (ii) the Participant's disability, whether or not the Award would otherwise become nonforfeitable, fully earned and payable upon or following such event; and

    D. grant Stock Bonus Awards, Performance Unit Awards and Restricted Stock Awards which become nonforfeitable, fully earned and payable only in the event of a Change in Control.

Subject to applicable law, the Committee or the Board of Directors shall establish terms at the time of any Award as to the Participant's right to receive an Award upon the termination of the Participant's employment or termination of a director's services for any reason with the Corporation and its Subsidiaries.

  10. Adjustment Provisions. In the event that any recapitalization, reclassification, split-up or consolidation of shares of Stock shall be effected, or the outstanding shares of Stock shall be, in connection with a merger or consolidation of the Corporation or a sale by the Corporation of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities or property of the Corporation or any other entity or person, or a record date for determination of holders of Stock entitled to receive a dividend or other distribution payable in Stock or other property (other than normal cash dividends) shall occur, (A) the number and class of shares or other securities or property that may be issued or transferred pursuant to Stock Incentives thereafter granted or that may be optioned or awarded under the Plan to any Participant, (B) the number and class of shares or other securities or property that may be issued or transferred under outstanding Stock Incentives, (C) the purchase price to be paid per share under outstanding and future Stock Incentives, and (D) the price to be paid per share by the Corporation or a Subsidiary for shares or other securities or property issued or transferred pursuant to Stock Incentives which are subject to a right of the Corporation or a Subsidiary to reacquire such shares or other securities or property, shall in each case be equitably adjusted; provided that with respect to Incentive Stock Options any such adjustments shall comply with Sections 422 and 424 of the Code.

  11. Effective Date and Duration of Plan. The Plan shall be effective when it is approved by the Board of Directors, provided that the shareholders of the Corporation thereafter approve it within one year of that date. If the Plan is not so approved by the shareholders, the Plan (and any Stock Incentive granted thereunder) shall be null, void and of no force or effect. If so approved, the Plan shall remain in effect, and Stock Incentives may be granted, until Stock Incentives have been granted with respect to all shares authorized to be issued or transferred hereunder or until the Plan is sooner terminated by the Board of Directors, and shall continue in effect thereafter with respect to any Stock Incentives outstanding at that time. In no event shall an Incentive Stock Option be granted under the Plan more than ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the shareholders of the Corporation, whichever is earlier.

  12. Administration.

    A. The Plan as it relates to awards to employees of the Corporation shall be administered by a Committee of the Board consisting of two or more directors appointed from time to time by the Board. The Committee shall be composed solely of "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Code and "nonemployee directors" within the meaning of SEC Rule 16b-3. The Plan as it relates to awards to nonemployee directors shall be administered by the Board of Directors.

    B. The Committee or the Board of Directors may establish such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem necessary for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Committee or the Board of Directors shall, subject to the provisions of the Plan, have full power to interpret, administer and construe the Plan and any instruments issued under the Plan and full authority to make all determinations and decisions thereunder including, without limitation, the authority to (i) select the Participants in the Plan, (ii) determine when Stock Incentives shall be granted, (iii) determine the number of shares to be made subject to each Stock Incentive, (iv) determine the type of Stock Incentive to grant, and
  (v) determine the terms and conditions of each Stock Incentive, including the exercise price, in the case of an Option. The interpretation by the Committee or the Board of Directors of the terms and provisions of the Plan and any instrument issued thereunder, and its administration thereof, and all action taken by the Committee or the Board of Directors, shall be final, binding and conclusive on the Corporation, its shareholders, Subsidiaries, all Participants and employees, and upon their respective successors and assigns, and upon all other persons claiming under or through any of them.

    C. Each person who is or shall have been a member of the Committee or the Board of Directors shall be indemnified by the Corporation against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan. Such person shall be indemnified by the Corporation for all amounts paid by him in settlement thereof, with the Corporation's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Amended Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

  13. General Provisions.

    A. Any provision of the Plan to the contrary notwithstanding, any derivative security issued under the Plan (within the meaning of SEC Rule 16a-1, 17 CFR Section 240.16a-1), including, without limitation, any Option or Stock Appreciation Right, shall not be transferable by the Participant other than by will or the laws of descent and distribution or in accordance with the Plan. Stock Incentives, including, but not limited to, Stock Options, Stock Appreciation Rights, Performance Units or other Stock Bonus Awards, may not be sold, transferred, pledged, assigned or otherwise donated or hypothecated, other than by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by the Participant. Any attempt of assignment, transfer, pledge, hypothecation or other disposition of any Stock Incentive granted hereunder which is contrary to the provisions of the Plan or the levy of any attachment or similar proceedings upon the Plan or any Stock Incentive shall be null and void.

    Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable period of restriction established by the Committee or the Board of Directors and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee or the Board of Directors at their sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his lifetime only to such Participant. Any levy of any attachment or similar proceedings upon any Restricted Stock shall be null and void.

    B. Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any person any right to continue in the employment of the Corporation or a Subsidiary, or shall affect the right of the Corporation or a Subsidiary to terminate the employment of any person at any time with or without cause.

    C. No shares of Stock shall be issued or transferred pursuant to a Stock Incentive unless and until all legal requirements applicable to the issuance or transfer of such shares have, in the opinion of the General Counsel, been satisfied. Any such issuance or transfer shall be contingent upon the person acquiring the shares giving the Corporation any assurances the General Counsel may deem necessary or desirable to assure compliance with all applicable legal requirements.

    D. No person (individually or as a member of a group), or other person claiming under or through him, shall have any right, title or interest in or to any shares of Stock (i) issued or transferred to, or acquired by, a trust, (ii) allocated, or (iii) reserved for the purposes of this Plan, or subject to any Stock Incentive, except as to such shares of Stock, if any, as shall have been issued or transferred to him. The Committee or the Board of Directors may, but need not, provide at any time or from time to time (including, without limitation, upon or in contemplation of a Change in Control) for a number of shares of Stock, equal to the number of such shares subject to Stock Incentives then outstanding, to be issued or transferred to, or acquired by, a trust (including, but not limited to, a grantor trust) for the purpose of satisfying the Corporation's obligations under such Stock Incentives, and, unless prohibited by applicable law, such shares held in trust shall be considered authorized and issued shares with full dividend and voting rights, notwithstanding that the Stock Incentives to which such shares relate shall not have been exercised or may not be exercisable or vested at that time.

    E. The Corporation and its Subsidiaries may make such provisions as they may deem appropriate for the withholding of any taxes which they determine they are required to withhold in connection with any Stock Incentive. Without limiting the foregoing, the Committee or the Board of Directors may, subject to such terms and conditions as it may impose, permit or require any withholding tax obligation arising in connection with the grant, exercise, vesting, distribution or payment of any Stock Incentive to be satisfied in whole or in part, with or without the consent of the Participant, by having the Corporation withhold all or any part of the shares of Stock that vest or would otherwise be distributed at such time. Any shares so withheld shall be valued at their Fair Market Value on the date of such withholding.

    F. Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to directors, officers or employees generally, or to any class or group of such persons, which the Corporation or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any incentive compensation, retirement, pension, group insurance, stock purchase, stock bonus or stock option plan.

    G. Any provision of the Plan to the contrary notwithstanding: (i) the Committee or the Board of Directors may impose such conditions on any Stock Incentive as they may determine, on the advice of counsel, are necessary or desirable to satisfy any exemption from Section 16 of the Exchange Act for which the Corporation intends transactions by or with respect to Section 16 Persons to qualify, including, without limitation, SEC Rule 16b-3; (ii) transactions by or with respect to Section 16 Persons shall comply with any applicable conditions of SEC Rule 16b-3 unless the Committee or the Board of Directors determines otherwise; (iii) transactions by or with respect to persons whose remuneration would not be deductible by the Corporation but for compliance with the provisions of Section 162(m)(4)(C) of the Code shall conform to the requirements of Section 162(m)(4)(C) of the Code unless the Committee or the Board of Directors determines otherwise; (iv) the Plan is intended to give the Committee or the Board of Directors the authority to grant awards that qualify as performance-based compensation under Code Section 162(m)(4)(C) as well as awards that do not so qualify; and (v) any provision of the Plan that would prevent the Committee or the Board of Directors from exercising the authority referred to in clause (iv) above or that would prevent an award that the Committee or the Board of Directors intends to qualify as performance-based compensation under Code
  Section 162(m)(4)(C) from so qualifying or that would prevent any transaction by or with respect to a Section 16 Person from qualifying for any exemption from Section 16 of the Exchange Act for which the Corporation intends such transaction to qualify (including SEC Rule 16b-3), shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded. With respect to Awards granted under the Plan that are intended to satisfy the applicable provisions of Section 162(m) of the Code, the Committee or the Board of Directors shall have full power and discretion to establish and administer performance goals, establish performance periods and to certify that performance goals have been attained, to the fullest extent required to comply with Section 162(m) of the Code.

    H. By accepting any benefits under the Plan, each Participant, and each person claiming under or through him, shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by the Corporation, its agents and employees, the Board of Directors and the Committee.

    I. The validity, construction, interpretation and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of Indiana, but without giving effect to the principles of conflicts of laws thereof. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced shall be governed by the laws of the State of Indiana, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

    J. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.

  14. Amendment and Termination. The Plan may be amended by the Board of Directors, without shareholder approval, at any time and in any respect, unless shareholder approval of the amendment in question is required under Indiana law, the Code (including, without limitation, Code Section 162(m)(4) and Code Section 422, including Proposed Treasury Regulation Section 1.422A(B)(iv)), any applicable exemption from Section 16 of the Exchange Act (including, without limitation, SEC Rule 16b-3) for which the Corporation intends transactions by or with respect to Section 16 Persons to qualify, any national securities exchange or system on which shares of Stock are then listed or reported, by any regulatory body having jurisdiction with respect to the Plan, or under any other applicable laws, rules or regulations. The Plan may also be terminated at any time by the Board of Directors. No amendment or termination of this Plan shall adversely affect any Stock Incentive granted prior to the date of such amendment or termination without the written consent of the Participant.

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BALL CORPORATION                                   PROXY/VOTING INSTRUCTION CARD
345 SOUTH HIGH STREET, MUNCIE, INDIANA 47305

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
MEETING ON APRIL 23, 1997.

The undersigned hereby appoints Edmund F. Ball, John W. Fisher and Alvin Owsley and each or any of them as Proxies, with full power of substitution, to vote all shares of Ball Corporation Common Stock entitled to be voted by the under-signed for the election of directors and on Proposals 2 and 3 referred to on the reverse side of this Proxy Card and described in the Proxy Statement, and on any other business as properly may come before the Annual Meeting of Share-holders on Wednesday, April 23, 1997, or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

Election of four directors for three-year terms. Nominees are:
Howard M. Dean, John T. Hackett, R. David Hoover and Jan Nicholson

YOU ARE ENCOURAGED TO SPECIFY YOUR VOTES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.
P R O X Y
                                                                            3101
                                                  ----
PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.
 X
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.
 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR
                               PROPOSALS 2 AND 3.
                                      FOR
                      WITHHOLD AUTHORITY FOR ALL NOMINEES
                                      FOR
                                    AGAINST
                                    ABSTAIN
1. Election of Directors (see reverse)
To withhold authority to vote for any specific nominee(s), mark the "FOR" box and write the name of each such nominee for whom you are withholding authority to vote on the line provided below.
2. Proposal to ratify the appointment of Price Waterhouse LLP as the independent public accountants of the Corporation.
--------------------------------------------------------------------------------

3. Proposal to approve the 1997 Stock Incentive Plan.
4. At their discretion, the proxies are authorized to vote upon such other business as properly may come before the meeting or any adjournment thereof.
Please sign exactly as name appears at left. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------
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SIGNATURE(S)                                                                DATE